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                                                                   EXHIBIT 10.15

                      FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of September 3, 2000, by and between THE KEITH COMPANIES, INC., a California Corporation, JOHN M. TETTEMER & ASSOCIATES, LTD., a California Corporation, (individually and collectively "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 1, 1999, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes,

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

Section 1. 1 (a) is hereby deleted in its entirety, and the following substituted therefor:

"(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank
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hereby agrees to make advances to Borrower from time to time (the "Line of
Credit"), the proceeds of which up to a maximum outstanding principal balance of $6,000,000.00 shall be used to finance working capital requirements (the
"Working Capital Advances", which shall be available until September 3, 2001), and which up to a maximum outstanding principal balance of $3,500,000.00 (less the amount of Lease Obligations) shall be used for equipment purchases ("Equipment Advances", which shall be available until November 3, 2000), provided, however, that the aggregate outstanding principal balance of Working
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Capital Advances and Equipment Advances shall not any time exceed $8,500,000.00.
Borrower's obligation to repay Working Capital Advances and Equipment Advances shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference. The term "Lease Obligations" means the aggregate
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amount of all lease obligations under leases entered into between Bank's equipment leasing affiliate or division as lessor and Borrower as lessee during the period when Equipment Advances are available."

2. Section 1.1(b) is hereby deleted in its entirety, and the following substituted therefor:

"(b) Borrowing and Repayment. Borrower may from time to time during the term of
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the Line of Credit with respect to Working Capital Advances borrow, partially or wholly repay its outstanding borrowings, and reborrow and, with respect to Equipment Advances, borrow, partially or wholly repay its outstanding borrowings, but not reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above. As of and after November 3, 2000, (i) no new Equipment Advances shall be available, and (ii) the availability for Working Capital Advances shall be limited to the lesser of (I) $6,000,000.00, or (II) an amount equal to $8,500,000.00 less the outstanding principal balance of Equipment Advances from time to time. Repayments of principal received by Bank shall be applied, prior to November 3, 2000 (unless Bank receives written instructions to the contrary prior to each payment), first to outstanding Working Capital Advances and then to outstanding Equipment Advances, and after November 3, 2000, first to the scheduled installment of the Equipment Advances if such an installment is then due and payable, second to outstanding Working Capital Advances and then as a prepayment of Equipment Advances (subject to the prepayment provisions set forth in the Line of Credit Note)."

3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

THE KEITH COMPANIES, INC.                WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION

By:  s/Gary Campanaro                    By:  s/Stephanie Juneau
Title:  CFO                               Assistant Vice President

JOHN M. TETTEMER & ASSOCIATES, LTD.

By:  s/Gary Campanaro
Title:  CFO